Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY

FOR

RIGHTS CERTIFICATES

ISSUED BY

DELTEK, INC.

This form, or one substantially equivalent hereto, must be used to exercise the subscription rights (the “Rights”) pursuant to the rights offering (the “Rights Offering”) described in the Prospectus for the offering (a copy of which accompanies this form) (the “Prospectus”) of Deltek, Inc., a Delaware corporation (“Deltek”), if a holder of Rights cannot deliver the certificate(s) evidencing the Rights (the “Rights Certificate(s)”), to the Subscription Agent (as defined below) prior to 5:00 p.m., New York City time, on [            ], 2009, unless the subscription period is extended by Deltek as described in the Prospectus (such date and time, including as it may be extended, the “Expiration Date”). Such form must be delivered by facsimile transmission, first class mail or overnight courier to the Subscription Agent, and must be received by the Subscription Agent on or prior to the Expiration Date.

Payment of the Subscription Price of $3.00 per share for each share of Deltek common stock subscribed for upon exercise of such Rights must be received by the Subscription Agent in the manner specified in the Prospectus prior to 5:00 p.m., New York City time, on the Expiration Date even if the Rights Certificate(s) evidencing such Rights is (are) being delivered pursuant to the Guaranteed Delivery Procedures thereof. See “The Rights Offering – Method of Exercising Subscription Rights” and “– Notice of Guaranteed Delivery” in the Prospectus.

All deliveries must be addressed to Computershare Trust Company, N.A., the subscription agent for the Rights Offering (the “Subscription Agent”), as follows:

By Mail:	By Overnight Courier:

Computershare Trust Company, N.A. Attn: Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940-3011	Computershare Trust Company, N.A. Attn: Voluntary Corporate Actions 205 Royall Street, Suite V Canton, MA 02021

By facsimile transmission (for Eligible Institutions Only):

(617) 360 -6810

Delivery of this instrument to an address other than as set forth above or transmission of this instrument via facsimile other than as set forth above does not constitute valid delivery.

You should confirm receipt of all facsimile transmissions by calling Computershare Trust Company, N.A. at (781) 575-2332.

You may obtain additional information regarding the Rights Offering from the Information Agent, Georgeson Inc., by calling (888) 897-6149.

Ladies and Gentlemen:

The undersigned represents that the undersigned is the holder of Rights Certificate(s) representing Right(s) and that the Rights Certificate(s) cannot be delivered to the Subscription Agent prior to the Expiration Date. Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is acknowledged by execution of this form, the undersigned elects to exercise (i) the Basic Subscription Privilege to subscribe for                  share(s) of Common Stock and (ii) the Over-Subscription Privilege relating to such Rights, to the extent that there are available shares of Common Stock that are not otherwise purchased pursuant to the exercise of the Basic Subscription Privilege, for an aggregate of up to                  share(s) of Common Stock, subject to availability and pro-ration as described in the Prospectus.

The undersigned understands that payment of the Subscription Price of $3.00 per share for each share of Common Stock subscribed for pursuant to the Basic Subscription Privilege and the Over-Subscription Privilege must be received by the Subscription Agent prior to the Expiration Date, and represents that such payment, in the aggregate amount of $                  either (check appropriate box):

☐	Is being delivered to the Subscription Agent herewith

OR

☐	Has been delivered separately to the Subscription Agent in the manner set forth below (check appropriate box and complete information relating thereto):

☐	Uncertified check payable to “Computershare Trust Company, N.A. (acting as subscription agent for Deltek)” (Payment by uncertified check will not be deemed to have been received by the Subscription Agent until such check has cleared. Holders paying by such means are urged to make payment sufficiently in advance of the Expiration Date to ensure that such payment clears by such date.)

☐	Certified or cashier’s check or bank draft drawn upon a U.S. bank and payable to “Computershare Trust Company, N.A. (acting as subscription agent for Deltek)”

☐	U.S. postal money order payable to “Computershare Trust Company, N.A. (acting as subscription agent for Deltek)”

Date of check, draft or money order:

Check, draft or money order number:

Bank on which check is drawn:

Signature(s)		Address:

Name(s)

	(Please type or print)	(Area code and Tel. No.(s))

Rights Certificate No(s). (if available):

GUARANTEE OF DELIVERY

(Not To Be Used For Rights Certificate Signature Guarantee)

The undersigned, a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, or a commercial bank or trust company having an office or correspondent in the United States, or a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program, pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, guarantees that the undersigned will deliver to the Subscription Agent the certificates representing the Rights being exercised hereby, with any required signature guarantee and any other required documents, all within three (3) business days after the date hereof.

Dated:
(Authorized Signature)

(Name of Firm)

(Address)

(Area code and Tel. No.)

The institution which completes this form must communicate the guarantee to the Subscription Agent and must deliver the Rights Certificate(s) to the Subscription Agent within the time period specified above and in the Prospectus. Failure to do so could result in a financial loss to such institution.